Exhibit 23.1




                  Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 033-64139) pertaining to the First Mid-Illinois Bancshares, Inc. 401(k) Profit Sharing Plan, of our report dated May 16, 2006, with respect to the financial statements of the First Mid-Illinois Bancshares, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ BKD, LLP

Decatur, Illinois
June 29, 2006